Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:
Michelle Derden, Spelling Communications mderden@spellcom.com or (310) 477-9500

                  GPN NETWORK FINALIZES MERGER WITH IMMUNEREGEN
                                  BIOSCIENCES


SCOTTSDALE, AZ - JULY 2, 2003 - GPN Network, Inc. (OTCBB: GPNW) today announced that it has closed the acquisition of ImmuneRegen BioSciences, Inc., a research and development biotechnology company. The transaction was structured as a merger with a stock-for-stock exchange of 10,531,585 shares of GPN common stock issued to holders of ImmuneRegen common stock. GPN plans to file a Form 8-K further discussing the merger in the next few days.

The acquisition follows a one-for-twenty reverse stock split of GPN's common stock which became effective on July 1, 2003. In connection with the reverse stock split, the trading symbol of GPN's common stock was changed to "GPNW".

"We feel that this acquisition will bring substantial value to combined company's stockholders and create a new and exciting company," states Michael Wilhelm, the new president of the combined company. "Given today's market climate and its interest for young biotech, we are hopeful that the combined company will capture attention for both market and product application support."

The ImmuneRegen BioSciences board of directors and senior management has now become the Board of Directors and executive officers of the combined company, which will be headquartered in Scottsdale, AZ.

ImmuneRegen BioSciences Inc. is involved in the research and development of Homspera, a proprietary Substance P compound. Substance P is a naturally occurring immunomodulator. ImmuneRegene is currently researching potential applications for Homspera, including the treatment of radiation exposure, hair loss due to cancer treatment, and respiratory diseases such as acute respiratory distress syndrome (ARDS), acute lung injury (ALI) and severe acute respiratory syndrome (SARS).

STATEMENTS ABOUT FUTURE EXPECTATIONS, INCLUDING FUTURE REVENUES AND EARNINGS, AND ALL OTHER STATEMENTS IN THIS PRESS RELEASE OTHER THAN HISTORICAL FACTS, ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AND AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. GPN INTENDS THAT SUCH FORWARD-LOOKING STATEMENTS BE SUBJECT TO THE SAFE HARBORS CREATED THEREBY. SINCE THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE AT ANY TIME, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM EXPECTED RESULTS.

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